                                  EXHIBIT 3.1


                     ARTICLES OF INCORPORATION, AS AMENDED


                          ONLINE SYSTEM SERVICES, INC.

                           ARTICLES OF INCORPORATION
                           -------------------------
                                       OF
                                       --
                          ONLINE SYSTEM SERVICES, INC.
                          ----------------------------

     The undersigned incorporator, being a natural person of the age of eighteen years or more hereby establishes a corporation pursuant to the statutes of the State of Colorado and adopts the following Articles of Incorporation:

                                   ARTICLE I
                                   ---------

                                      NAME
                                      ----

     The name of the corporation shall be Online System Services, Inc.

                                   ARTICLE II
                                   ----------

                               PERIOD OF DURATION
                               ------------------

     This Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.

                                  ARTICLE III
                                  -----------

                                    PURPOSES
                                    --------

     The purpose for which this corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Colorado.

     In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

                                   ARTICLE IV
                                   ----------

                                    CAPITAL
                                    -------

     1. Authorized Shares. The aggregate number of shares which this corporation shall have authority to issue is 10,000 shares, all of one class, Common Stock, having no par value.

     2. Restrictions. The Corporation shall have the right to impose restrictions on the transfer of shares of the Corporation.

     3. Dividends. The Board of Directors may from time to time distribute to shareholders in partial liquidation, or out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained within the statutes of the State of Colorado.

     4. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

                                   ARTICLE V
                                   ---------

                             VOTING BY SHAREHOLDERS
                             ----------------------

     1. Voting Rights; No Cumulative Voting. Each outstanding share of Common Stock is entitled to one vote and each fractional share of Common Stock is entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

     2. Denial of Preemptive Rights. No shareholder of the Corporation, whether now or hereafter authorized, shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or securities of any class or rights, warrants or options to purchase stock or scrip or securities in any kind, including shares or securities convertible into shares or carrying stock purchase warrants or privileges.

     3. Majority Vote. A quorum for the purpose of stockholder meetings will consist of a majority of the shares issued and outstanding and entitled to vote at the meeting.

     When a quorum is present, and when the statute requires a vote of two-thirds of the shares entitled to vote to take action, the affirmative vote of a majority of the shares issued and outstanding and entitled to vote on the subject matter shall be the act of the stockholders.

                                   ARTICLE VI
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------

     The initial Board of Directors shall consist of three (3) directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

NAME                     MAILING ADDRESS

R. Steven Adams         1800 Glenarm Place, Suite 700
                        Denver, Colorado 80202

Craig A. Snapp          9063 S. Bermuda Run Circle
                        Highlands Ranch, CO 80126

Thomas D. Smart         1700 Broadway, Suite 1800
                        Denver, CO 80290

     The number of directors shall be prescribed by the Bylaws except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than two persons.

                                  ARTICLE VII
                                  -----------

                RIGHT OF DIRECTORS TO CONTRACT WITH CORPORATION
                -----------------------------------------------

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation of the powers conferred by law.

          1. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

               (a) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or are otherwise known to the Board of Directors or committee and the board or committee authorizes, approves, or ratifies such contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the directors are less than a quorum; or

               (b) The material facts of such relationship or interest and as to the contract of transaction are disclosed or otherwise known to the shareholders entitled to vote thereon and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

               (c) The contract or transaction is fair and reasonable to the Corporation.

          2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                  ARTICLE VIII
                                  ------------

                             CORPORATE OPPORTUNITY
                             ---------------------

          The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be offered first to the Corporation. In the event the Corporation declines to pursue any or all such business opportunities, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, director or other member of management of this Corporation (other than an officer, director, or member of management) from any duties which he may have to this Corporation.

                                   ARTICLE IX
                                   ----------

                          Indemnification of Officers,
                          ----------------------------
                              Directors and Others
                              --------------------

          1. To the full extent permitted by the Colorado Corporation Code, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          3. To the extent that a Director, Officer, employee, fiduciary or agent of the Corporation has been wholly successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          4. Any indemnification under paragraphs 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or pending, or (2) if such a quorum is not attainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          5. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or pending may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 of this Article upon receipt of an undertaking by or on behalf of the Director, Officer, employee, fiduciary or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

          6. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

          7. In addition to the foregoing, the Corporation shall have the power to indemnify current or former directors, officers, employees and agents to the fullest extent provided by the laws of the State of Colorado.

                                   ARTICLE X
                                   ---------

                               DIRECTOR LIABILITY
                               ------------------

          To the fullest extent permitted by the Colorado Corporation Code, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE XI
                                   ----------

                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

          The address of the initial registered office of the Corporation is 1800 Glenarm Place, Suite 700, Denver, Colorado 80202 and the name of the initial registered agent at such address is R. Steven Adams. Either the registered office or the registered agent may be changed in the manner permitted by law.

                                  ARTICLE XII
                                  -----------

                                  INCORPORATOR
                                  ------------

          The name and address of the incorporator is as follows:

NAME                    ADDRESS

Kim P. Castillo         1800 Glenarm Place, Suite 700
                        Denver, Colorado 80202

          IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 22nd day of March, 1994.
                               -----       -----

                              /s/ Kim P. Castillo
                              -------------------
                              Kim P. Castillo

STATE OF COLORADO  )
                    )ss.
COUNTY OF DENVER  )

          I, the undersigned, a Notary Public, hereby certify that on the 22nd
                                                                          ----
day of March, 1994, personally appeared before me, Kim P. Castillo, who being by
       ------
me first duly sworn, severally declared that she is the person who signed the foregoing document as incorporator, and the statements therein contained are true.

          WITNESS my hand and official seal.

                              /s/ Colleen K. Overocker
                              ------------------------
                              Notary Public


My Commission Expires:  05/17/1995

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                          ONLINE SYSTEM SERVICES, INC.


     The undersigned, R. Steven Adams, President of Online System Services, Inc., a Colorado corporation (the "Corporation"), DOES HEREBY CERTIFY that the number of votes cast for the following amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that group, in that the sole shareholder of the Corporation approved and adopted the amendment in all respects:


     ARTICLE IV of the Articles of Incorporation of the Corporation is amended
     ----------
and replaced in its entirety to read as follows:

                                   ARTICLE IV
                                   ----------

                                    CAPITAL
                                    -------

     1. Authorized Shares. The aggregate number of shares that the Corporation has authority to issue is 15,000,000. The shares are classified in two classes, consisting of 10,000,000 shares of Common Stock , no par value, and 5,000,000 shares of Preferred Stock, with such par value as the Board of Directors of the Corporation may designate. The Board of Directors of the Corporation is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the preferences, limitations and relative rights of each such series of Preferred Stock.

     2. Transfer Restrictions. The Corporation shall have the right to impose restrictions on the transfer of shares of the Corporation.

     3. Dividends. The Board of Directors of the Corporation may from time to time distribute to shareholders in partial liquidation, or out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained within the statutes of the State of Colorado.

     4. Distributions in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, and subject to any preferences of any series of Preferred Stock, to the shareholders of the Corporation.

     I FURTHER CERTIFY that the foregoing amendment was approved and adopted by the Corporation's sole shareholder effective as of the 17th day of March, 1995.


     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 31st day of July, 1995.
               ----


                                    /s/ R. Steven Adams
                                    -------------------
                                    R. Steven Adams, President

     The undersigned, Thomas S. Plunkett, Chief Financial Officer of Online System Services, Inc., a Colorado corporation (the "Corporation"), DOES HEREBY CERTIFY that pursuant to actions taken by the Board of Directors on December 16, 1997 in accordance with Sections 7-106-101, 7-106-102 and 7-110-102 of the Colorado Business Corporation Act, the following amendment was duly adopted by the Board of Directors without shareholder approval as permitted by Section 7-106-102(4) of the Colorado Business Corporation Act:


     ARTICLE IV of the Articles of Incorporation of the Corporation, as amended,
     ----------
is further amended by adding a new Section 5, the text of which is set forth on Exhibit A attached hereto.


     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 30th day of December, 1997.


                                    /s/ Thomas S. Plunkett
                                    ----------------------
                                    Thomas S. Plunkett, Chief
                                     Financial Officer

                                   EXHIBIT A

     5. Designation of 10% Preferred Stock. The Corporation shall establish and reserve for issuance from its 5,000,000 authorized shares of Preferred Stock a class of preferred stock consisting of 500,000 shares to be known as the 10% Preferred Stock (the "10% Preferred Stock"). The 10% Preferred Stock shall have a stated value of $10.00 per share. The preferences, limitations and relative rights of the 10% Preferred Stock shall be as provided in this Section 5.

          A. Voting Rights.

               (1) Each outstanding share of the 10% Preferred Stock is entitled to one vote on each matter submitted to a vote of shareholders. The holders of the 10% Preferred Stock shall be entitled to vote on all matters voted upon by the holders of the Corporation's Common Stock. Unless otherwise required by law, the holders of the Common Stock and the holders of the 10% Preferred Stock shall vote as a single class on all matters submitted to a vote of shareholders.

               (2) The holders of the 10% Preferred Stock shall not be entitled to any rights of cumulative voting with respect to their shares.

          B. Preemptive Rights. No holder of the 10% Preferred Stock shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or securities of any class or rights, warrants or options to purchase stock or scrip or securities in any kind, including shares or securities convertible into shares or carrying stock purchase warrants or privileges.

          C.   Dividends.

               (1) Dividends shall accrue on the 10% Preferred Stock at the rate of ten percent (10%) per annum on the stated value of the 10% Preferred Stock and shall be paid quarterly on the first of each January, April, July and October, beginning July 1, 1998, to the record holder thereof on the 15th of the previous month, subject to the limitations contained within the statutes of the State of Colorado. Dividends not paid in any quarter shall accumulate until paid, with interest on the unpaid balance, if any, accruing simple interest at the rate stated above. Subject to the foregoing limitations, dividends may be paid out of any funds legally available for such purpose.

               (2) Dividends on the 10% Preferred Stock shall be declared and paid before dividends of any kind may be declared and paid on the Common Stock or any inferior class or series of stock and before distribution or any liquidation or distribution of any kind may be made upon the issued and outstanding Common Stock or any inferior class of stock.

          (3) Upon any redemption or conversion of the 10% Preferred Stock pursuant to paragraphs G and H below, the Corporation shall pay all accrued but unpaid dividends on the 10% Preferred Stock called for redemption or converted, as the case may be. The Corporation may pay such accrued but unpaid dividends either (i) in cash or (ii) by issuing shares of Common Stock at a price per share equal to the lesser of (a) $10.00 or (b) if a redemption or a conversion occurring with respect to shares of the 10% Preferred Stock for which the Corporation has given a Notice of Redemption (as that term is defined in subparagraph G(2), below), the Average Per Share Closing Bid Price (as defined below) for the five trading days immediately preceding the date on which the Notice of Redemption was first given to the holders of the 10% Preferred Stock called for redemption, or, if a conversion occurring with respect to shares of the 10% Preferred Stock for which the Corporation has not given a Notice of Redemption, the Average Per Share Closing Bid Price for the five trading days immediately preceding the date on which the Conversion Notice (as that term is defined in subparagraph H(3), below) was first given to the Corporation.

          (4) Upon payment by the Corporation of dividends on the basis described in subparagraphs C(1)-C(3), the holders of the 10% Preferred Stock shall have no further right to dividends and shall not participate in any manner in dividends declared and paid or other distributions on the Common Stock or any inferior class or series of stock.

     D. Liquidation Preference. In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the 10% Preferred Stock shall be entitled to receive, after payment by the Corporation of its debts and liabilities, the stated value of all shares of the 10% Preferred Stock in cash plus any all accrued but unpaid dividends out of the assets of the Corporation before any payment shall be made or any assets distributed to the holders of the Common Stock or any other inferior class or series of stock. If sufficient assets are not available to pay all holders of the 10% Preferred Stock in full, the available assets shall be distributed to the holders of the 10% Preferred Stock on a pro rata basis. Except as provided in this paragraph D, the holders of the 10% Preferred Stock shall not be entitled to receive any other payments from the Corporation in the event of the liquidation, dissolution or winding up of the affairs of the Corporation.

     E.   Other Securities, Obligations.

          (1) Subject to any limitations contained in these Articles of Incorporation, the Board of Directors of the Corporation reserves the right to establish additional classes and/or series of capital stock of the Corporation and to designate the preferences, limitations and relative rights of any such classes and/or series; provided, however, that no such class and/or series may have preferences, limitations and relative rights which are superior to or senior to the preferences, limitations and relative rights granted to the holders of the 10% Preferred Stock.

              (2) At any time during which any shares of the 10% Preferred Stock are outstanding, the Corporation shall not incur any obligation or liability other than trade payables and other short-term indebtedness incurred in the ordinary course of business that is superior to or senior to the 10% Preferred Stock in any respects, including liquidation preferences.

          F. Capital Reorganization. If the Corporation shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, declare a dividend payable in Common Stock, or in case of any capital reorganization or reclassification of the shares of Common Stock of the Corporation, the number of shares and stated value of the 10% Preferred Stock shall be adjusted appropriately to allow the holders of the 10% Preferred Stock, as nearly as reasonably possible, to maintain (i) the aggregate stated value of their 10% Preferred Stock and (ii) their pro rata interest in the Corporation and in the Common Stock upon conversion of the 10% Preferred Stock, that they had prior to any such subdivision, combination, stock dividend, reorganization or reclassification.

          G.  Redemption.

              (1) The 10% Preferred Stock may be redeemed by the Corporation, in whole or in part, at any time for $10.00 per share (the "Redemption Price"). It is the Corporation's intent to use its best efforts to raise sufficient capital to both fund its operations and to permit it to redeem the 10% Preferred Stock as soon as is reasonably possible. In addition, if the Corporation completes a public offering of its securities that raises net proceeds of at least $5,000,000 (the "Public Offering") within nine months from the date on which the initial closing of the offering of the 10% Preferred Stock occurs (the "Closing Date"), then the Corporation shall redeem all of the outstanding 10% Preferred Stock.

              (2) The Corporation shall give not more than sixty (60) nor less than thirty (30) days notice (the "Notice of Redemption") of the date fixed for any redemption (as fixed, the "Redemption Date") of the 10% Preferred Stock by mailing the Notice of Redemption to the record holders of the 10% Preferred Stock to such holder's address as it appears on the records of the Corporation; provided, however, that the Corporation shall not be required to give notice of any redemption of the 10% Preferred Stock that occurs within nine months from the Closing Date. In the case of a partial redemption of the 10% Preferred Stock, the shares to be redeemed shall be selected in any manner the Corporation may determine. The Notice of Redemption shall be deemed given when it is deposited in the United States mail with sufficient postage affixed or when it is delivered to the record holder at such holder's address as it appears on the records of the Corporation.

              (3) On the Redemption Date, all rights of the holders of the 10% Preferred Stock called for redemption shall cease and terminate with respect to such shares except (i) the right to receive the Redemption
          Price upon surrender of the certificates representing the shares of the 10% Preferred Stock called for redemption and (ii) the right to receive payment of all dividends with respect to the shares of 10% Preferred Stock called for redemption which are accrued but unpaid on the Redemption Date.

          H.  Conversion.

              (1) If the 10% Preferred Stock is not redeemed within nine months from the Closing Date, each share of the outstanding 10% Preferred Stock shall become convertible, at the election of the holder thereof (the "Conversion Right"), into the number of shares of Common Stock of the Corporation equal to $10.00 divided by the lesser of (i) $10.00 or
          (ii) 80% of the Average Per Share Closing Bid Price of the Corporation's Common Stock as calculated pursuant to the next sentence The "Average Per Share Closing Bid Price" shall be (a) if the conversion occurs with respect to shares of the 10% Preferred Stock for which the Corporation has given a Notice of Redemption, the average per share closing bid price for the Corporation's Common Stock for the five trading days immediately preceding the date on which the Notice of Redemption was first given to the holders of the 10% Preferred Stock called for redemption or (b) if the conversion occurs with respect to shares of the 10% Preferred Stock for which the Corporation has not given a Notice of Redemption, the average closing bid price for the five trading days immediately preceding the date on which the holder gives the Conversion Notice (as that term is defined in subparagraph H(3), below) to the Corporation. The Closing Bid Price for the Common Stock at any date shall be (i) the Closing Bid Price of the Common Stock as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by The Nasdaq Stock Market or, (ii) in the event that the Common Stock is listed on a stock exchange or on the Nasdaq National Market (or other national market), the Closing Bid Price shall be the closing price on the exchange or the Nasdaq National Market (or other national market), as the case may be, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the stock exchange, Nasdaq or other national market). In the event that there is no reported Closing Bid Price or sale price, as the case may be, for a given day, the Closing Bid Price or sale price, as the case may be, for that day shall be deemed to be the Closing Bid Price or sale price, as the case may be, for the first day preceding such day for which there was a reported Closing Bid Price or sale price, as the case may be.

              (2) The Conversion Right shall expire and terminate five (5) days prior to the Redemption Date. In the case of a partial redemption of the 10% Preferred Stock, the Conversion Right shall so expire and terminate only with respect to the shares of the 10% Preferred Stock called for redemption.

              (3) In order to exercise the Conversion Right, the holder of the 10% Preferred Stock to be converted shall give written notice (the "Conversion

          Notice") to the Corporation at its principal office or, at the option of the Corporation, at the offices of a conversion agent which the Corporation may designate from time to time by giving written notice of such designation to the holders of the 10% Preferred Stock, that the holder elects to convert such shares. The Conversion Notice shall be accompanied by the certificate or certificates representing the shares of the 10% Preferred Stock to be converted, duly endorsed to the Corporation. The Conversion Notice shall be deemed given when it is deposited in the United States mail with sufficient postage affixed or when it is delivered to the Corporation at its principal office (or to the offices of such conversion agent, if one be designated).


              (4) As soon as practicable after the receipt of the Conversion Notice and the certificates representing the shares of the 10% Preferred Stock to be converted, the Corporation shall issue and shall deliver to the record holder of the shares so surrendered for conversion by mail to the address of such record holder as it appears on the records of the Corporation, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of the shares of the 10% Preferred Stock and a residual certificate for shares of the 10% Preferred Stock, if any, not converted. Such conversion shall be deemed to have been effected on the date on which the Corporation (or the conversion agent, if one be designated), shall have received the Conversion Notice and the certificate or certificates representing shares of the 10% Preferred Stock to be converted, and the record holder shall be deemed to have become on such date the holder of record of the shares of Common Stock to be received upon conversion; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed in accordance with the bylaws of the Corporation shall not be deemed to constitute the record holder as the holder of shares of Common Stock to be received upon conversion for any purpose until the close of business on the day succeeding the day on which such stock transfer books shall become open.

              (5) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of shares of the 10% Preferred Stock. If any fractional interest in a share of Common Stock would be deliverable upon conversion of any shares of the 10% Preferred Stock, the Corporation shall make an adjustment therefor in cash at the current market value thereof, computed on the basis determined by the Corporation in its sole discretion.